Exhibit 10.3

Share Purchase Agreement

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) made and entered into the 3rd day of January 2007, by and among OL Funding, Inc., a Nevada corporation, (“Seller”), and  Exquisite Properties, Ltd. a Guernsey corporation (the “Purchaser”) and is made in light of the fact that Seller owns or has authority to issue and desires to sell, and Purchaser desires to purchase, those shares identified below in accordance with and subject to the terms and provisions of this Agreement, which fact is a material part hereof.

NOW THEREFORE, and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, and intending to be legally bound, the Seller and Purchaser agree as follows:

1.  Purchase and sale of shares. Seller shall issue and sell to Purchaser, and Purchaser shall purchase from Seller, up to One Hundred Million (100,000,000) authorized shares (“Shares”) of common stock of OL Funding, Inc., a Nevada corporation, in exchange for payment of the “Purchase Price” (as hereinafter defined).  This Agreement permits the Purchaser to purchase and Seller to sell all Shares for which payment is made in the manner set forth below through and including the date of the “Closing” (as hereinafter designated) whereupon the rights and obligations to purchase and sell additional Shares shall be terminated (except for such shares offered under any option or warrant as provided below).  Seller shall deliver the shares in the name of the Purchaser or Purchaser’s nominee and Purchaser shall deliver the Purchase Price together with such bill of sale and receipt as Seller deems necessary.

2.  Purchase price. The “Purchase Price” for the Shares shall be Five Cents ($.05) per share for each and all shares purchased all payable in good funds, United States legal tender.  This price will be in force until December 31, 2007, which date, for purposes herein, shall be the date of the “Closing,” unless otherwise terminated by the Board of Directors.    Payments must be received by the Seller or an Escrowee acceptable to the parties on or prior to the date of the Closing. Purchaser shall have the right to make partial payments of the Purchase Price and all payments tendered shall be deemed paid as of the Closing but, for any partial payments made and tendered prior to the Closing, Seller shall issue the number of shares for which payment was tendered and received, all such issuances being as of the Closing.  In the event of any partial payments made prior to the date of the Closing, Purchaser shall have the right, but not the obligation, to deposit such funds in an escrow, in lieu of payment to the Seller, which escrow for the first $500,000 deposited, shall be with counsel for the Seller but, thereafter, on terms substantially similar, may be with an escrow agent in Great Britain and governed by British law provided the effect of such escrow is substantially the same as accomplished by the escrow entered into with counsel for the Seller and all such escrows shall be pursuant to written escrow agreements in form and content satisfactory to the parties.  All Shares delivered to an Escrowee shall be deemed issued and outstanding only upon payment by Purchaser but may be held by Escrowee prior to such payment for the protection of the Purchaser.  Seller shall have no obligation to deliver any of the Shares until payment for such Shares has been delivered to Seller or an escrow providing for irrevocable delivery to Seller.

3.  Representations and Warranties.

    a.         Seller represents and warrants to Purchaser that (i) the Shares are authorized to be issued and, when issued, will be fully-paid and non-assessable; (ii) Seller has no knowledge of any adverse claims affecting the Shares, there are no notations of any adverse claims marked on the certificates for the Shares, and, Purchaser will acquire the Shares free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, “Securities Laws”), and (iii) Seller has and will have full right, power, and authority to issue and sell, transfer, and deliver the Shares to Purchaser who will therefore accept the Shares subject to matters pertaining to the Securities Laws generally and, in the event that the Shares are not subject to a valid registration statement,

    b.         Purchaser hereby represents and warrants to Seller  that (i) Purchaser will acquire the Shares for investment and not with a view to the unauthorized distribution thereof; (ii) Purchaser is an institutional investor, able, knowledgeable about such investments and willing to assume the risks of acquiring the Shares, (iii) Purchaser will accept the Shares subject to such legends as required by the various Securities Laws; (iv) Purchaser is not a “U.S. Person” as that term is defined in Rule 902 (o) of Regulation S; (v) at the time of execution of this Agreement through the Closing, Purchaser was outside the United States; (vi) Purchaser is not purchasing the Shares on the behalf of any U.S. person and the sale of the Shares has not been prearranged with any buyer in the United States; and (vii) Purchaser will not at any time sell, exchange, transfer, or otherwise dispose of the Shares under circumstances that would constitute a violation of the Securities Laws provided that, if the Shares do not presently bear a legend, then Seller represents and warrants that such Shares may be transferred subject only to Securities Laws generally.  Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the Closing.

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4.  Option.  In connection with the purchase as provided in this Agreement, Purchaser shall have the right and option, evidenced by a warrant delivered as of the Closing, to purchase an additional number of shares (which number is as calculated below) up to the total offered (100,000,000) at the purchase price of Five Cents ($.05) per share, which option shall expire on the earlier date of (A)the date on which one or more securities issued by the Company or any successor entity to the Company or entity which acquires all of the stock of the Company is traded on a national exchange or listed for sale on a national listing service such as NASD’s OTCbb or Pinksheets, LLC or (B) December 31, 2008.

Purchaser may exercise this option, in whole or in part and may assign any part of such right to an entity controlled by or affiliated with Purchaser.   The number of shares to be available under this option shall be equal to the number of shares purchased by Purchaser as of the Closing such that, as to each of the shares acquired by Purchaser or a assignee acquiring an interest from Purchaser from the Company, Purchaser or Purchaser’s assignee shall receive a warrant for the purchase of an additional share of common stock, calculated on a pro rata basis, but limited such that the total number of shares offered under such warrant, when added to the total number of shares purchased as of the Closing shall not exceed 100,000,000.  By way of example, if Purchaser has purchased 6,000,000 shares of common stock as of the Closing, Purchaser would receive the warrant and therefore have the option for the purchase of an additional 6,000,000 shares but if Purchaser has purchased 60,000,000 shares of common stock as of the Closing, Purchaser would receive the warrant and therefore have the option for the purchase of an additional 40,000,000 shares as the total offered together with the total purchased is limited to 100,000,000 shares.  In no event shall this option be construed to permit purchase of more than 100,000,000 shares of stock under the option and as of the Closing.

5.  Miscellaneous.  Each party shall have the right of specific performance and time is of the essence as to performance of each of the terms hereof.  All notices, requests, consents, and other communications required or desired under this Agreement shall be in writing and shall be mailed by certified mail, postage prepaid, or delivered personally to the address shown in the records of the official recorder’s office or registry in the jurisdiction in which the entity, to whom notice is to be given, is incorporated or organized or to such other address of which the addressee has notified the sender in writing.  Notices mailed in accordance with this section shall be deemed given when mailed.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. No party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto. The section headings contained in this agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this agreement.  This agreement shall be construed in accordance with and governed by the laws of the State of Nevada.  This agreement, including any exhibits hereto, constitutes and contains the entire agreement of Purchaser and Seller with respect to the purchase and sale of the shares and supersedes any prior agreement by the parties, whether written or oral. The waiver of a breach of any term or condition of this agreement must be in writing signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement. No modification of this agreement shall be valid unless in a written document signed by the parties hereto.  This agreement may be executed concurrently in two or more counterparts, any one or more of which may be executed by facsimile (which facsimile signatures shall be agreed to be binding and valid) each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

IN WITNESS WHEREOF, the Seller and Purchaser have executed this agreement as of the day and year first written above.

SELLER:		PURCHASER:
	OL Funding, Inc.,		Exquisite Properties, Ltd.
New Haven
By:		By:
	Bryce M. Knight, President		Principal

Dated:                                                                   Dated:

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